UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2016

TG Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

2 Gansevoort Street, 9th Floor

New York, New York 10014

(Address of principal executive offices, including Zip Code)

(212) 554-4484

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

TG Therapeutics, Inc. (the “Company”) held its annual meeting of stockholders on Tuesday, June 14, 2016 at the offices of its legal counsel, Alston & Bird LLP, 90 Park Avenue, New York, New York 10016 at 10:00 a.m. Eastern Standard Time. Stockholders representing 39,853,756, or 73.63%, of the 54,124,279 shares entitled to vote were present in person or by proxy. Proxies were solicited by the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. At the annual meeting, Proposals 1, 2 and 3 were approved. The proposals below are described in detail in the Company’s definitive proxy statement dated April 29, 2016 for the annual meeting.

The results are as follows:

Proposal 1

The following persons were nominated and elected directors:

Michael S. Weiss	Laurence N. Charney	William J. Kennedy	Mark Schoenebaum, MD	Yann Echelard	Kenneth Hoberman	Daniel Hume

The shareholder voting for board members is summarized as follows:

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Michael S. Weiss	26,735,391	3,179,660	0	9,938,705
Laurence N. Charney	28,480,732	1,434,319	0	9,938,705
William J. Kennedy	28,594,687	1,320,364	0	9,938,705
Mark Schoenebaum, MD	28,692,675	1,222,376	0	9,938,705
Yann Echelard	28,601,736	1,313,315	0	9,938,705
Kenneth Hoberman	28,736,475	1,178,576	0	9,938,705
Daniel Hume	28,682,021	1,233,030	0	9,938,705

All seven directors will serve on the board of directors of the Company (the “Board”) until the 2017 annual meeting.

Proposal 2

CohnReznick LLP was approved as the Company’s independent registered public accountant for the fiscal year ending December 31, 2016.

The votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,292,061	487,524	74,171	0

Proposal 3

Under the advisory vote, the compensation of the Company’s named executive officers was approved.

Votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,689,674	5,200,915	24,462	9,938,705

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG THERAPEUTICS, INC.
(Registrant)

Date: June 14, 2016	By:	/s/ Sean A. Power
	Name:	Sean A. Power
	Title:	Chief Financial Officer